Exhibit (j)(3)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in Part A and Part B of Amendment No. 26 to the Registration Statement on Form N-1A (811-2788) of The GNMA Fund Investment Accumulation Program, Inc.

/s/ Shearman & Sterling LLP Shearman & Sterling LLP

New York, New York April 28, 2004